SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                              FORM 8-K


                        Current Report Pursuant
                     to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2001

                     RESERVE INDUSTRIES CORPORATION
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     (Exact name of registrant as specified in its charter)

                           NEW MEXICO
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          (State or other jurisdiction of incorporation)


0-3492	                          85-0128783
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(Commission File Number)     (IRS Employer Identification Number)


20 First Plaza, Suite 308, Albuquerque, New Mexico      87102
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    (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code:(505) 247-2384

                            No Change
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   (Former name or former address, if changed since last report)


ITEM 5.  Other Events

Rossborough Manufacturing Co. L.P. (Rossborough), in which the Registrant has a 44% equity interest, has signed an agreement to purchase substantially all of the assets and certain of the liabilities of Reactive Metals and Alloys Corporation (Remacor) of West Pittsburgh, PA. Both companies service the steel industry by providing hot metal desulfurization, desulfurization equipment, metallurgical additives for secondary steel refining, technology and field service.

Rossborough has formed Rossborough-Remacor LLC as the acquisition entity and will contribute substantially all of its assets and its liabilities to the LLC. Prior to the transaction taking place, Remacor will file for Chapter 11 bankruptcy protection and seek authority of the Bankruptcy Court to sell its assets to Rossborough-Remacor. The transaction will create the basis for a reorganization plan for Remacor that will enable it to satisfy the claims of its unsecured creditors over time.

The purchase price for the Remacor assets is the assumption of certain liabilities, a subordinated note in an amount equal to $4,000,000 and a 35% membership interest in Rossborough-Remacor. It is anticipated that the transaction will close prior to April 30, 2001. Completion of the transaction is subject to due diligence, approval of the Bankruptcy Court, and obtaining financing.

Gerald R. Zebrowski, President and CEO of Rossborough, will retain the position of President and CEO of Rossborough-Remacor. Joseph R. Jackman, President and CEO of Remacor, will be elected Vice President and Chief Operating Officer of Rossborough-Remacor. The proposed transaction will create a financially stronger company with sales of over $70 million in North America. The new company will be better equipped to compete in a distressed industry. "Significant savings will result from this transaction through reduced capacity, elimination of duplication, and other synergies which will benefit the customers, employees, creditors and other stakeholders of the new company," Zebrowski said. The steel supply and desulfurization businesses have suffered severe economic hardships as a result of a mature industry, over capacity and government imposed magnesium anti-dumping actions. Consolidation is driven by the urgent need to achieve higher efficiencies and lower costs required by the steel industry. As a result of the proposed transaction, the new company will be a fully integrated North American supplier to the steel industry with a strong presence in many foreign markets.

Forward-Looking Statements. This release contains "forward-looking statements", within the meaning of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" are statements such as those contained in projections, plans, objectives, estimates, statements of future economic performance, and assumptions related to any of the forgoing, and may be identified by the use of forward-looking terminology, such as "may", "expect", "anticipate", "estimate", "goal", "continued", or other comparable terminology. By their very nature, forward-looking statements are subject to known and unknown risks and uncertainties relating to the Company's future performance that may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from those expressed or implied in such "forward-looking statements".





                           SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Reserve Industries Corporation
                                       (Registrant)


Date March 9, 2001              /s/ William J. Melfi
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                              William J. Melfi
                              Vice President Finance